                                                               Exhibit 99.B1(a)


                           BFM GOVERNMENT SECURITIES TRUST

                                 DECLARATION OF TRUST

                                 Dated: June 13, 1991

                                  TABLE OF CONTENTS

                                                                           PAGE
ARTICLE I -- NAME AND DEFINITIONS

    SECTION 1.1.      Name                                                   1
    SECTION 1.2.      Definitions                                            1

ARTICLE II -- TRUSTEES

    SECTION 2.1.      Number of Trustees                                     3
    SECTION 2.2.      Election and Term                                      3
    SECTION 2.3.      Resignation and Removal                                4
    SECTION 2.4.      Vacancies                                              4
    SECTION 2.5.      Delegation of Power to
                        Other Trustees                                       4

ARTICLE III -- POWERS OF TRUSTEES

    SECTION 3.1.      General                                                5
    SECTION 3.2.      Investments                                            5
    SECTION 3.3.      Legal Title                                            6
    SECTION 3.4.      Issuance and Repurchase of
                        Securities                                           6
    SECTION 3.5.      Borrowing Money; Lending
                        Trust Assets                                         6
    SECTION 3.6.      Delegation; Committees                                 6
    SECTION 3.7.      Collection and Payment                                 7
    SECTION 3.8.      Expenses                                               7
    SECTION 3.9.      Manner of Acting; By-Laws                              7
    SECTION 3.10.     Miscellaneous Powers                                   7
    SECTION 3.11.     Principal Transactions                                 8

ARTICLE IV -- INVESTMENT ADVISER, ADMINISTRATOR, DISTRIBUTOR,
                       CUSTODIAN AND TRANSFER AGENT

    SECTION 4.1.      Investment Adviser                                     9
    SECTION 4.2.      Administrator                                          9
    SECTION 4.3.      Distributor                                            9
    SECTION 4.4.      Custodian                                              9
    SECTION 4.5.      Transfer Agent                                        10
    SECTION 4.6.      Parties to Contract                                   10

ARTICLE V -- LIMITATIONS OF LIABILITY OF
                 SHAREHOLDERS, TRUSTEES AND OTHERS

    SECTION 5.1.      No Personal Liability of
                        Shareholders, Trustees, etc.                        10


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    SECTION 5.2.      Non-Liability of Trustees, etc.                       11
    SECTION 5.3.      Indemnification                                       11
    SECTION 5.4.      No Bond Required of Trustees                          11
    SECTION 5.5.      No Duty of Investigation;
                        Notice in Trust
                        Instruments, Insurance                              11
    SECTION 5.6.      Reliance on Experts, etc.                             12

ARTICLE VI -- SHARES OF BENEFICIAL INTEREST

    SECTION 6.1.      Beneficial Interest                                   12
    SECTION 6.2.      Rights of Shareholders                                12
    SECTION 6.3.      Trust Only                                            13
    SECTION 6.4.      Issuance of Shares                                    13
    SECTION 6.5.      Register of Shares                                    13
    SECTION 6.6.      Transfer of Shares                                    13
    SECTION 6.7.      Notices                                               14
    SECTION 6.8.      Voting Powers                                         14
    SECTION 6.9.      Series Designation                                    14

ARTICLE VII -- REDEMPTIONS

    SECTION 7.1.      Redemptions                                           17
    SECTION 7.2.      Redemption of Shares;
                        Disclosure of Holding                               17
    SECTION 7.3.      Redemptions of Accounts of
                        Less Than $500                                      17
    SECTION 7.4.      Payment for Redeemed Shares
                        in Kind                                             18
    SECTION 7.5.      Other Redemptions                                     18

ARTICLE VIII -- DETERMINATION OF NET ASSET VALUE,
                       NET INCOME AND DISTRIBUTIONS

    SECTION 8.1.      Net Asset Value                                       18
    SECTION 8.2.      Distributions to Shareholders                         18
    SECTION 8.3.      Determination of Net Income                           19
    SECTION 8.4.      Power to Modify Foregoing
                        Procedures                                          19

ARTICLE IX -- DURATION; TERMINATION OF TRUST;
                       AMENDMENT; MERGERS, ETC.

    SECTION 9.1.      Duration                                              20
    SECTION 9.2.      Termination of Trust                                  20
    SECTION 9.3.      Amendment Procedure                                   21
    SECTION 9.4.      Merger, Consolidation and
                        Sale of Assets                                      21
    SECTION 9.5.      Incorporation                                         22

ARTICLE X -- REPORTS TO SHAREHOLDERS                                        22


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ARTICLE XI -- MISCELLANEOUS

    SECTION 11.1.     Filing                                                22
    SECTION 11.2.     Resident Agent                                        23
    SECTION 11.3.     Governing Law                                         23
    SECTION 11.4.     Counterparts                                          23
    SECTION 11.5.     Reliance by Third Parties                             23
    SECTION 11.6.     Provisions in Conflict with
                        Law or Regulations                                  23

SIGNATURE PAGE                                                              24

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

                             DECLARATION OF TRUST
                                      OF
                       BFM GOVERNMENT SECURITIES TRUST

                             Dated June 13, 1991


     THE DECLARATION OF TRUST of BFM Government Securities Trust is made the 13th day of June, 1991 by the party signatory hereto, as trustee (such person, so long as she shall continue in office in accordance with the terms of this Declaration of Trust, and all other persons who at the time in question have been duly elected or appointed as trustees in accordance with the provisions of this Declaration of Trust and are then in office, being hereinafter called the "Trustees").

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, the Trustees desire to form a trust fund under the laws of Massachusetts for the investment and reinvestment of funds contributed thereto; and

     WHEREAS, it is proposed that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest;

     NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all money and property contributed to the trust fund to manage and dispose of the same for the beneficial interest issued hereunder and subject to the provisions hereof, to wit:

                                   ARTICLE I

                              NAME AND DEFINITIONS

     SECTION 1.1. NAME. The name of the trust created hereby is the BFM Government Securities Trust.

     SECTION 1.2. DEFINITIONS. Wherever they are used herein, the following terms have the following respective meanings:

     (a) "Administrator" means the party, other than the Trust, to the contract described in Section 4.2 hereof.

     (b) "By-Laws" means the By-Laws referred to in Section 3.9 hereof, as from time to time amended.

     (c) The terms "Commission," "Affiliated Person" and "Interested Person" have the meanings given them in the 1940 Act, as defined herein, except as otherwise defined by the Trustees in conjunction with the establishment of any series of Shares.

     (d)  "Code" means the Internal Revenue Code of 1986, as amended.

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     (e)  "Custodian" means any Person other than the Trust who has custody of any Trust Property as required by Section 17(f) of the 1940 Act, but does not include a system for the central handling of securities described in said
Section 17(f).

     (f) "Declaration" means this Declaration of Trust as amended from time to time. Reference in this Declaration of Trust to "Declaration," "hereof," "herein" and "hereunder" shall be deemed to refer to this Declaration rather than to the article or section in which such words appear.

     (g) "Distributor" means the party, other than the Trust, to the contract described in Section 4.3 hereof.

     (h) "Fundamental Policies" means the investment objective and investment restrictions set forth in the Prospectus and designated as fundamental policies therein.

     (i) "Investment Adviser" means the party, other than the Trust, to the contract described in Section 4.1 hereof.

     (j) "Majority Shareholder Vote" means the vote of the holders of a majority of Shares which shall consist of: (i) a majority of Shares represented in person or by proxy and entitled to vote at a meeting of Shareholders at which a quorum, as determined in accordance with the By-Laws, is present; (ii) a majority of Shares issued and outstanding and entitled to vote when action is taken by written consent of Shareholders; or (iii) a "majority of the outstanding voting securities," as that phrase is defined in the 1940 Act, when action is taken by Shareholders with respect to approval of an investment advisory or management contract or an underwriting or distribution agreement or continuance thereof.

     (k) "1940 Act" means the Investment Company Act of 1940 and the rules and regulations thereunder, as amended from time to time.

     (l) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     (m) "Prospectus" means the prospectus (including the statement of additional information to the extent incorporated by reference therein) constituting part of the Registration Statement of the Trust under the Securities Act of 1933, as amended, as such prospectus may be amended or supplemented and filed with the Commission from time to time.

     (n)  "Shareholder" means a record owner of outstanding Shares.

     (o) "Shares" shall mean the equal proportionate transferable units of interest into which the beneficial interest in any series of the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. As provided in Article VI hereof, a series of the Trust may


                                      -2-
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be divided into separate classes of Shares; all references to Shares shall be deemed to be Shares of any or all series or of a single class of a series or all classes of a series as the context may require.

     (p) "Transfer Agent" means the party, other than the Trust, to the contract described in Section 4.5 hereof.

     (q)  "Trust" means the BFM Government Securities Trust.

     (r) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.

     (s) "Trustees" mean the person or persons who have signed the Declaration, so long as he or they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

                                   ARTICLE II

                                    TRUSTEES

     SECTION 2.1. NUMBER OF TRUSTEES. The number of Trustees shall initially be one and thereafter shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees; provided, however, that at all times after the Prospectus of the Trust first becomes effective, the number of Trustees shall in no event be less than three (3) nor more than fifteen (15).

     SECTION 2.2. ELECTION AND TERM. The Trustees shall be elected by a Majority Shareholder Vote at the first meeting of Shareholders following the public offering of Shares of the Trust. The Trustees shall have the power to set and alter the terms of office of the Trustees, and they may at any time lengthen or lessen their own terms or make their terms of unlimited duration, subject to the resignation and removal provisions of Section 2.3 hereof. Except in the event of resignation or removals pursuant to Section 2.3 hereof, each Trustee shall hold office until such time as less than a majority of the Trustees holding office have been elected by Shareholders.
In such event the Trustees then in office will call a Shareholders' meeting for the election of Trustees. Subject to Section 16(c) of the 1940 Act, no Trustee shall continue to hold office after the holders of record of not less than two-thirds of the outstanding Shares of the Trust have declared that such Trustee be removed from office either by declaration in writing filed with the Custodian or by votes cast in person or by proxy at a meeting called for the purpose. The Trustees shall promptly call a meeting of the Shareholders for the purpose of voting upon the question of removal of any Trustee or Trustees when requested in writing to do so by the record holders of not less than 10 percent of the outstanding Shares. Except for the foregoing circumstances, the Trustees shall continue to hold office and may appoint successor Trustees.

     SECTION 2.3. RESIGNATION AND REMOVAL. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided that the aggregate number of Trustees after such removal shall not be less than the number required by Section 2.1 hereof) with cause, by the action of two-thirds of the remaining Trustees. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property or property of any series of the Trust held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

     SECTION 2.4. VACANCIES. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. No such vacancy shall operate to annul the Declaration or to revoke any existing agency created pursuant to the terms of the Declaration. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the number of Trustees, subject to the provisions of Section 16(a) of the 1940 Act, the remaining Trustees or, prior to the public offering of Shares of the Trust, if only one Trustee shall then remain in office, the remaining Trustee, shall fill such vacancy by the appointment of such other person as they or he, in their or his discretion, shall see fit, made by a written instrument signed by a majority of the remaining Trustees or by the remaining Trustee, as the case may be. Any such appointment shall not become effective, however, until the person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. An appointment of a Trustee may be made in anticipation of a vacancy to occur at a later date by reason of retirement, resignation or increase in the number of Trustees, provided that such appointment shall not become effective prior to such retirement, resignation or increase in the number of Trustees. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Section 2.4, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such vacancy.

     SECTION 2.5. DELEGATION OF POWER TO OTHER TRUSTEES. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall less than two (2) Trustees personally exercise the powers granted to the Trustees under the Declaration except as herein otherwise expressly provided.


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

                                  ARTICLE III

                               POWERS OF TRUSTEES

     SECTION 3.1. GENERAL. The Trustees shall have exclusive and absolute control over the property and business of the Trust and of any series of the Trust to the same extent as if the Trustees were the sole owners of such property and business in their own right, but with such powers of delegation as may be permitted by the Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without The Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of the Declaration, the presumption shall be in favor of a grant of power to the Trustees.

     The enumeration of any specific power herein shall not be construed as limiting the aforesaid powers. Such powers of the Trustees may be exercised without order of or resort to any court.

     SECTION 3.2.  INVESTMENTS.  The Trustees shall have the power to:

          (a) conduct, operate and carry on the business of an investment company;

          (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute, lend or otherwise deal in or dispose of negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, options, futures and other securities of any kind, including, without limitation, those issues, guaranteed or sponsored by any and all Persons including, without limitation, states, territories and possessions of the United States, the District of Columbia and any of the political subdivisions, agencies or instrumentalities thereof, and by the United States Government or its agencies or instrumentalities, or international instrumentalities, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory or possession thereof, and of corporations or organizations organized under foreign laws, or in "when issued" contracts for any such securities, or retain assets of the Trust or any series thereof in cash and from time to time change the investments of the assets of the Trust or any series thereof; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which the Trust or any series of the Trust may invest should the Fundamental Policies be amended.

The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

    SECTION 3.3. LEGAL TITLE. Legal title to all of the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust or any series of the Trust or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in all such property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective without the requirement that conveyancing documents be executed and delivered.

    SECTION 3.4. ISSUANCE AND REPURCHASE OF SECURITIES. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer and otherwise deal in Shares and, subject to the provisions set forth in Articles VII, VIII and IX and Section 6.9 hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the particular series of the Trust with respect to which such Shares are issued, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by laws of The Commonwealth of Massachusetts governing business corporations.

    SECTION 3.5. BORROWING MONEY; LENDING TRUST ASSETS. The Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, to endorse, guarantee or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust assets.

    SECTION 3.6. DELEGATION; COMMITTEES. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or any series of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.

    SECTION 3.7. COLLECTION AND PAYMENT. The Trustees shall have power to collect all property due to the Trust, to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

    SECTION 3.8. EXPENSES. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Declaration and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

    SECTION 3.9. MANNER OF ACTING; BY-LAWS. Except as otherwise provided herein or in the By-Laws or by any provision of law, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similiar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consent of all the Trustees. The Trustees may adopt By-Laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-Laws to the extent such power is not reserved to the Shareholders.

    SECTION 3.10. MISCELLANEOUS POWERS. Subject to Section 6.9 hereof, the Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust or any series thereof; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number or otherwise, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase, and pay for out of Trust Property or the property of the appropriate series of the Trust, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted to be taken by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (e) establish pension, profit-sharing, Share purchase and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (f) to the extent permitted by law, indemnify any person with whom the Trust or any series thereof has dealings, including the Investment Adviser, Administrator, Distributor,

Custodian, Transfer Agent and selected dealers, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust or any series thereof and the method by which its accounts shall be kept; (i) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust; (j) aid by further investment any corporation, company, trust, association or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm; (k) enter into a plan of distribution and any related agreements whereby the Trust may finance directly or indirectly any activity which is primarily intended to result in sale of Shares; and (1) in general, carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

    The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.

    The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

    SECTION 3.11. PRINCIPAL TRANSACTIONS. Except in transactions permitted by the 1940 Act or any order of exemption issued by the Commission, or effected to implement the provisions of any agreement to which the Trust is a party, the Trustees shall not, on behalf of the Trust, buy any securities (other than Shares) from or sell any securities (other than Shares) to, or lend any assets of the Trust or any series thereof to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with the Investment Adviser, Administrator, Custodian, Distributor or Transfer Agent or with any Affiliated Person of such Person; but the Trust or a series thereof may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.

                                      ARTICLE IV

                   INVESTMENT ADVISER, ADMINISTRATOR, DISTRIBUTOR,
                             CUSTODIAN AND TRANSFER AGENT

    SECTION 4.1. INVESTMENT ADVISER. Subject to approval by a Majority Shareholder Vote, the Trustees may in their discretion from time to time enter into an investment advisory or management contract or contracts whereby the other party to such contract shall undertake to furnish the Trust or any series thereof such management, investment advisory, administration, accounting, legal, statistical and research facilities and services, promotional activities and such other facilities and services, if any, as the Trustees shall from time to time consider desirable, all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of the Declaration, the Trustees may authorize the Investment Adviser (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities of the Trust or any series thereof on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of the Investment Adviser, all without further action by the Trustees. Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees. The Trustees may, in their sole discretion, call a meeting of Shareholders in order to submit to a vote of Shareholders at such meeting the approval of continuance of any such investment advisory or management contract.

    SECTION 4.2. ADMINISTRATOR. The Trustees may in their discretion from time to time enter into an administrative services contract or contracts whereby the other party or parties to such contract or contracts shall undertake to furnish administrative services. The contract or contracts shall have such terms and conditions as the Trustees may in their discretion determine are not inconsistent with the Declaration. Such services may be provided by one or more Persons.

    SECTION 4.3. DISTRIBUTOR. The Trustees may in their discretion from time to time enter into a contract providing for the sale of Shares of the Trust or applicable series thereof at not less than the net asset value per Share (as described in Article VIII hereof) and pursuant to which the Trust or series thereof may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine is not inconsistent with the provisions of this Article IV, including, without limitation, the provision for the repurchase or sale of shares of the Trust by such other party as principal or as agent of the Trust.

    SECTION 4.4. CUSTODIAN. The Trustees shall employ at all times a custodian or custodians, meeting the qualifications for custodians of portfolio securities under the 1940 Act, as custodian with respect to the Trust and may from time to time enter into a custodian contract or contracts whereby the other party or parties to such contract or contracts shall undertake to furnish custodial services. The contract or contracts shall have such terms and conditions as the Trustees may in their discretion determine are not inconsistent with the Declaration. Such services may be provided by one or more Persons.

    SECTION 4.5. TRANSFER AGENT. The Trustees may in their discretion from time to time enter into a transfer agency and shareholder service contract whereby the other party to such contract shall undertake to furnish transfer agency and shareholder services to the Trust. The contract shall have such terms and conditions as the Trustees may in their discretion determine that are not inconsistent with the Declaration. Such services may be provided by one or more Persons.

    SECTION 4.6. PARTIES TO CONTRACT. Any contract of the character described in Section 4.1, 4.2, 4.3, 4.4, or 4.5 of this Article IV and any other contract may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article IV. The same Person may be the other party to any contracts entered into pursuant to Sections 4.1, 4.2, 4.3,
4.4 and 4.5 above or otherwise, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts referred to in this Section 4.6.


                                      ARTICLE V

                       LIMITATION OF LIABILITY OF SHAREHOLDERS,
                                 TRUSTEES AND OTHERS

    SECTION 5.1. NO PERSONAL LIABILITY OF SHAREHOLDERS, TRUSTEES, ETC. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property, or the acts, obligations or affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his duty to such Person; and all such Persons shall look solely to the Trust Property or the property of one or more specific series of the Trust, for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee or agent, as such, of the Trust is made a party to any suit or proceeding to enforce any such liability, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims by reason of his being or having been a Shareholder, and shall reimburse the Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, provided that any such expenses shall be paid solely out of the Trust Property or the property of one or more series thereof. Indemnification and reimbursement required by the preceding sentence shall be made only out of assets of the one or more series whose shares were held by said Shareholder at the time the act or event occurred which gave rise to the claim against or liability of said Shareholder. The rights accruing to a Shareholder under this Section
5.1 shall not exclude any other right to which the Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

    SECTION 5.2. NON-LIABILITY OF TRUSTEES, ETC. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, its Shareholders or to any Shareholder, Trustee, officer, employee or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

    SECTION 5.3. INDEMNIFICATION.

    (a) The Trustees shall provide for indemnification by the Trust or by one or more series thereof if the claim arises from conduct with respect to only such series of every person who is, or has been, a Trustee or officer of the Trust against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof, in such manner as the Trustees may provide from time to time in the By-Laws.

    (b) The words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

    SECTION 5.4. NO BOND REQUIRED OF TRUSTEES. No Trustee shall be obligated to give any bond or other security for performance of any of his duties hereunder.

    SECTION 5.5. NO DUTY OF INVESTIGATION; NOTICE IN TRUST INSTRUMENTS; INSURANCE. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust or any series thereof shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or any series thereof or undertaking, and every other act or thing whatsoever executed in connection with the Trust or any series thereof, shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under the Declaration or in their capacity as officers, employees or agents of the Trust or any series thereof. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or a series thereof or undertaking made or issued by the Trustees shall recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of any such instrument are not binding upon any of the Trustees or Shareholders, individually, but bind only the Trust Property or a series thereof, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to bind the Trustees or Shareholders individually. The Trustees shall at all times maintain insurance for the protection of the Trust Property and any property of a series thereof, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

    SECTION 5.6. RELIANCE ON EXPERTS, ETC. Each Trustee and officer or employee of the Trust or any series thereof shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust or any series thereof, upon an opinion of counsel or upon reports made to the Trust or any series thereof by any of its officers or employees or by the Investment Adviser, Administrator, Distributor, Custodian, Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust or any series thereof, regardless of whether such counsel or expert may also be a Trustee.

                                      ARTICLE VI

                            SHARES OF BENEFICIAL INTEREST

    SECTION 6.1. BENEFICIAL INTEREST. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest with $.01 par value. The number of shares of beneficial interest authorized hereunder is unlimited. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split in Shares, shall be fully paid and nonassessable.

    SECTION 6.2. RIGHTS OF SHAREHOLDERS. The ownership of the Trust Property and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to assure any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights specifically set forth in the Declaration. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine.

    SECTION 6.3. TRUST ONLY. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in the Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

    SECTION 6.4. ISSUANCE OF SHARES. The Trustees, in their discretion may, from time to time without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times (including, without limitation, each business day) and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. Reductions in the number of outstanding Shares may be made pursuant to the provisions of Section 8.3 Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or fractions of a Share as described in the Prospectus.

    SECTION 6.5. REGISTER OF SHARES. A register shall be kept at the principal office of the Trust or at an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares held by each of them and a record of all transfers thereof. Such register may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By-Laws provided, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

    SECTION 6.6. TRANSFER OF SHARES. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon this delivery the transfer shall be recorded on the register of the Trust. Until this record is made, the Shareholder of record shall be deemed to be the holder of the Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

    Any person becoming entitled to any Shares in consequence of the death, bankruptcy or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law, except as may otherwise be provided by the laws of The Commonwealth of Massachusetts.

    SECTION 6.7. NOTICES. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.

    SECTION 6.8. VOTING POWERS. The Shareholders shall have power to vote (i) for the election of Trustees as provided in Section 2.2; (ii) with respect to any advisory or management contract of a series as provided in Section 4.1;
(iii) with respect to the amendment of this Declaration as provided in Section 9.3; (iv) with respect to such additional matters relating to the Trust as may be required or authorized by the 1940 Act, the laws of the Commonwealth of Massachusetts or other applicable law or by this Declaration or the By-Laws of the Trust; and (v) with respect to such additional matters relating to the Trust as may be properly submitted for Shareholder approval. If the Shares of a series shall be divided into classes as provided in Section 6.9 hereof, the Shares of each class shall have identical voting rights except that the Trustees, in their discretion, may provide a class of a series with exclusive voting rights with respect to matters related to expenses being borne solely by such class.

    SECTION 6.9. SERIES DESIGNATION. The Trustee, in their discretion from time to time, may authorize the division of Shares into two or more series, each series relating to a separate portfolio of investments. The different series shall be established and designated, and the variations in the relative rights and preferences as between the different series shall be fixed and determined, by the Trustee; provided that all Shares shall be identical except that there may be variations between different series as to purchase price, determination of net asset value, the price, terms and manner of redemption, special and relative rights as to dividends and on liquidation, conversion rights, and conditions under which the several series shall have separate voting rights.

    The Trustees, in their discretion without a vote of the Shareholders, may divide the Shares of any series into classes. In such event, each class of a series shall represent interests in the Trust Property of a series and have identical voting, dividend, liquidation and other rights and the same terms and conditions except that expenses related directly to the distribution of the Shares of a class of a series may be borne solely by such class (as shall be determined by the Trustees) and, as provided in Section 6.8, a class of a series may have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class. The bearing of such expenses solely by a class of Shares shall be appropriately reflected (in the manner determined by the Trustees) in the net asset value, dividend and liquidation rights of the Shares of such class. The division of the Shares of a series into classes and the terms and conditions pursuant to which the Shares of the classes of a series will be issued must be made in compliance with the 1940 Act. No division of Shares of a series into classes shall result in the creation of a class of Shares having a preference as to dividends or distributions or a preference in the event of any liquidation, termination or winding up of the Trust.

    If the Trustees shall divide the Shares of the Trust into two or more series, the following provisions shall be applicable:

    (a) The number of Shares of each series and of each class of a series that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any series into one or more series that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series reacquired by the Trust at their discretion from time to time.

    (b) The power of the Trustees to invest and reinvest the Trust Property of each series that may be established shall be governed by Section 3.2 of this Declaration.

    (c) All consideration received by the Trust for the issue or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series, the Trustees shall allocate them among any one or more of the series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the shareholders of all series for all purposes.

    (d) The assets belonging to each particular series shall be charged with the liabilities of the Trust in respect of that series only, and all expenses, costs, charges and reserves attributable to that series, and shall not be charged with the liabilities, expenses, costs, charges and reserves attributable to other series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items are capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

    (e) The power of the Trustees to pay dividends and make distributions with respect to any one or more series shall be governed by Section 8.2 of this Declaration. Dividends and distributions on Shares of a particular series may be paid with such frequency as the Trustees may determine to the holders of Shares of that series, from such of the income and capital gains, accrued or realized, from the assets belonging to that series, as Trustees may determine, after providing for actual and accrued liabilities belonging to that series. All dividends and distributions on Shares of a particular series shall be distributed pro rata to the shareholders of that series in proportion to the number of Shares of that series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that such dividends and distributions shall appropriately reflect expenses related directly or indirectly to the distribution of Shares of a class of such series.

    The establishment and designation of any series or class within such series of Shares shall be effective upon the execution by a majority of the then Trustees (or by an officer of the Trust pursuant to a vote of a majority of the Trustees) of an instrument setting forth the establishment and designation such series or class within such series. Such instrument shall also set forth any rights and preferences of such series or class within such series which are in addition to the rights and preferences of Shares set forth in this Declaration. At any time that there are no Shares outstanding of any particular series or class within such series previously established and designated, the Trustees may by an instrument executed by a majority of their number (or by an officer of the Trust pursuant to a vote of a majority of the Trustees) abolish that series or class within such series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

                                     ARTICLE VII

                                     REDEMPTIONS

    SECTION 7.1.   REDEMPTIONS.   All outstanding Shares may be redeemed at the
option of the holders thereof, upon and subject to the terms and conditions provided in this Article VII. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder, redeem or repurchase from the Shareholder outstanding Shares for an amount per share determined by the Trustees in accordance with any applicable laws and regulations; provided that (a) the amount per share shall not exceed the cash equivalent of the proportionate interest of each share in the assets of the Trust or any series thereof at the time of the redemption or repurchase and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption or repurchase, at rates the Trustees may establish, as and to the extent permitted under the 1940 Act, and may, at any time and from time to time, pursuant to the Act, suspend the right of redemption. The procedures for effecting any suspending redemption shall be as set forth in the Prospectus from time to time. Payment will be made in the manner described in the Prospectus.

    SECTION 7.2. REDEMPTION OF SHARES; DISCLOSURE OF HOLDING. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Trust or any series thereof has or may become concentrated in any Person to an extent which would disqualify the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them
(i) to call for redemption by any such Person a number, or principal amount, of Shares or other securities of the Trust or series thereof sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of Shares or other securities of the Trust or series thereof into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares or other securities of the Trust or any series thereof to any Person whose acquisition of the Shares or other securities of the Trust in question would in the opinion of the Trustees result in such disqualification. The redemption shall be effected at a redemption price determined in accordance with Section 7.1 hereof.

    The holders of Shares or other securities of the Trust or any series thereof shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust or series thereof as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other authority.

    SECTION 7.3. REDEMPTIONS OF ACCOUNTS OF LESS THAN $500. The Trustees shall have the power at any time to redeem Shares of any Shareholder at a redemption price determined in accordance with Section 7.1 if at such time the aggregate net asset value of the Shares in the Shareholder's account is less than $500. A Shareholder will be notified that the value of his account is less than $500 and allowed at least sixty (60) days to make an additional investment before redemption is processed.

    SECTION 7.4. PAYMENT FOR REDEEMED SHARES IN KIND. Subject to any applicable provisions of the 1940 Act, payment for any Shares redeemed pursuant to Section 7.1 or 7.2 hereof may, at the option of the Trustees or such officer or officers of the Trust as they may authorize for the purpose, be made in cash or in kind, or partially in cash and partially in kind, and, in case of full or partial payment in kind, the Trustees or such authorized officer or officers shall have absolute discretion to determine the securities or other assets of the Trust and the amount thereof to be distributed in kind. For such purpose, the value of any securities or other non-cash assets delivered in payment for Shares redeemed shall be determined in the same manner as the value of such securities or other non-cash assets are determined in accordance with Section
8.1 hereof for purposes of determining the net asset value per Share applicable to such Shares, as of the same time that the net asset value per Share applicable to such Shares is determined.

    SECTION 7.5. OTHER REDEMPTIONS. The Trust or series thereof may also reduce the number of outstanding Shares pursuant to the provisions of Section
8.3 hereof.

                                     ARTICLE VIII

                           DETERMINATION OF NET ASSET VALUE,
                             NET INCOME AND DISTRIBUTIONS

    SECTION 8.1. NET ASSET VALUE. The net asset value of each outstanding Share of each series of the Trust shall be determined on such days and at such time or times as the Trustees may determine in accordance with the 1940 Act, with respect to each series. The method of determination of net asset value of Shares of each class of a series shall be determined by the Trustees and shall be as set forth in the Prospectus with respect to the applicable series with any expenses being borne solely by a class of Shares being reflected in the net asset value of Shares of each class. The power and duty to make the daily calculations for any series may be delegated by the Trustees to the investment adviser, the Custodian, the administrator, the manager, the transfer agent or such other person as the Trustees may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

    SECTION 8.2. DISTRIBUTIONS TO SHAREHOLDERS. The Trustees shall from time to time distribute ratably among the Shareholders of any series such proportion of the net profits, surplus (including paid-in-surplus), capital, or assets with respect to such series held by the Trustees as they deem proper with any expenses being borne solely by a class of Shares of any series being reflected in the net profits or other assets being distributed to such class. Such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof), and the Trustees may distribute ratably among the Shareholders of any series additional Shares of such series issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders of any series such dividend reinvestment plans, cash dividend payout plans, or related plans as the Trustees shall deem appropriate for such series.

    Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

    SECTION 8.3. DETERMINATION OF NET INCOME. The Trustees shall have the power to determine the net income of the Trust or any series thereof one or more times on each business day and at each determination to declare the net income as dividends in additional Shares. The determination of net income and the resultant declaration of dividends shall be as set forth in the Prospectus. It is expected that the Trust or any series thereof will have a positive net income at the time of each determination. If for any reason the net income is a negative amount, the Trustees shall have authority to reduce the number of outstanding Shares. The reduction will be effected by having each Shareholder proportionately contribute to the capital the necessary Shares that represent the amount of the excess upon such determination. Each Shareholder will be deemed to have agreed to such contribution in these circumstances by his investment in the Trust or any series thereof. The Trustees shall have full discretion to determine whether any cash or property received shall be treated as income or as principal and whether any item of expenses shall be charged to the income or the principal account, and their determination made in good faith shall be conclusive upon the Shareholders. In the case of stock dividends received, the Trustees shall have full discretion to determine, in the light of the particular circumstances, how much, if any, of the value thereof shall be treated as income, with the balance, if any, to be treated as principal.


    SECTION 8.4. POWER TO MODIFY FOREGOING PROCEDURES. Notwithstanding any of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per Share net asset value of the Shares or net income, or the declaration and payment of dividends and distributions, as they may deem necessary or desirable to enable the Trust or any series thereof to comply with any provision of the 1940 Act, or any rule or regulation thereunder, including any rule or regulation adopted pursuant to Section 22 of the 1940 Act by the Commission or any securities association registered under the

Securities Exchange Act of 1934, all as in effect now or hereafter amended or modified.

                                      ARTICLE IX

                               DURATION; TERMINATION OF
                           TRUST; AMENDMENT; MERGERS, ETC.

    SECTION 9.1. DURATION. The Trust or any series thereof shall continue without limitation of time but subject to the provisions of this Article IX.

    SECTION 9.2. TERMINATION OF TRUST. (a) The Trust or any series thereof may be terminated by (i) by the affirmative vote of the holders of not less than two-thirds of the Shares of each series of the Trust at any meeting of Shareholders, or (ii) by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than two-thirds of such Shares, or (iii) by the Trustees by written notice to the Shareholders. Upon the termination of the Trust or any series:

     (i) The Trust or such series shall carry on no business except for the purpose of winding up its affairs.

     (ii) The Trustees shall proceed to wind up the affairs of the Trust or such series and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust or such series shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or such series, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property or property of the series shall require approval of the principal terms of the transaction and the nature and amount of the consideration by vote or consent of the holders of a majority of the Shares entitled to vote.

     (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property or property of any series, in cash or in kind or partly each, among the Shareholders of such series and each class of such series according to their respective rights taking into account their respective net asset values and the proper allocations by any series or any claims of Shares of a series.

    (b) After termination of the Trust or a series and distribution to the Shareholders as herein provided, a majority of the Trustees (or an officer of the Trust pursuant to a vote of majority of the Trustees) shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and such instrument shall be filed with the Secretary of the Commonwealth of Massachusetts, as well as with any other governmental office where such filing may from time to time be required by the laws of Massachusetts. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease. Upon termination of any series, the Trustees shall thereupon be discharged from all further liabilities and duties with respect to such series, and the rights and interests of all Shareholders of such series shall thereupon cease.

     SECTION 9.3. AMENDMENT PROCEDURE. (a) This Declaration may be amended by a Majority Shareholder Vote, at a meeting of Shareholders, or by written consent without a meeting. The Trustees may also amend this Declaration without the vote or consent of Shareholders to change the name of the Trust or a series, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to conform this Declaration to the requirements of applicable federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing so to do.

     (b) No amendment may be made under this Section 9.3 which would change any rights with respect to any Shares of the Trust or a series by reducing the amount payable thereon upon liquidation of the Trust or a series or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the Shares outstanding and entitled to vote. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or a series or to permit assessments upon Shareholders.

     (c) A certificate signed by a majority of the Trustees or by the Secretary or any Assistant Secretary of the Trust, setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees or certified by the Secretary or any Assistant Secretary of the Trust, shall be conclusive evidence of such amendment when lodged among the records of the Trust. Such amendment shall be effective when lodged among the records of the Trust unless some later effective date is specified.

     Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust or a series thereof shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

     SECTION 9.4. MERGER, CONSOLIDATION AND SALE OF ASSETS. The Trust or any series thereof may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property or property of a series, including its good will, upon such terms and conditions and for such consideration when and as authorized, at any meeting of Shareholders called for the purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares; provided, however, that, if the merger, consolidation, sale, lease or exchange is recommended by the Trustees, a Majority Shareholder Vote shall be sufficient authorization.

     SECTION 9.5. INCORPORATION. With approval of a Majority Shareholder Vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or property of a series or to carry on any business in which the Trust or any series shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property or the property of a series to any corporation, trust, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the Shares or securities of, and enter into any contracts with any corporation, trust, partnership, association or organization in which the Trust or any series holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any series or any successor thereto and any corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organization or entities.

                                   ARTICLE X

                            REPORTS TO SHAREHOLDERS

     The Trustees shall at least semi-annually submit to the Shareholders a written financial report of the transactions of the Trust or a series thereof, including financial statements which shall at least annually be certified by independent public accountants.

                                   ARTICLE XI

                                 MISCELLANEOUS

     SECTION 11.1. FILING. This Declaration and any amendment hereto shall be filed in the office of the Secretary of The Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee or by the Secretary or any Assistant Secretary of the Trust stating that such action was duly taken in a manner provided herein. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of The Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

     SECTION 11.2. RESIDENT AGENT. The Trust may appoint and maintain a resident agent in The Commonwealth of Massachusetts.

     SECTION 11.3. GOVERNING LAW. This Declaration is executed by the Trustees with reference to the laws of The Commonwealth of Massachusetts, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of the Commonwealth, notwithstanding any Massachusetts law governing choice of law which may require the construction of this Declaration in accordance with the laws of another state or jurisdiction.

     SECTION 11.4. COUNTERPARTS. The Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

     SECTION 11.5. RELIANCE BY THIRD PARTIES. Any certificate executed by an individual who, according to the records of the Trust, appears to be a Trustee hereunder, or Secretary or Assistant Secretary of the Trust, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

     SECTION 11.6. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS. (a) The provisions of the Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provisions shall be deemed never to have constituted a part of the Declaration; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration or render invalid or improper any action taken or omitted prior to such determination.

          (b) If any provision of the Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall affect only the provision in the jurisdiction and shall not in any manner affect the provision in any other jurisdiction or any other provision of the Declaration in any jurisdiction.

     IN WITNESS WHEREOF, the undersigned has executed this instrument this 13th day of June, 1991.


                                       /s/ Bettina Weis
                                       ----------------------------------------
                                       Bettina Weis, as Trustee
                                        and Not Individually
                                       Gardner, Carton & Douglas
                                       321 North Clark Street
                                       Suite 3400
                                       Chicago, Illinois 60610

2522W

                            THE STATE OF ILLINOIS


COUNTY OF COOK, SS                                              CHICAGO
                                                                June 13, 1991


     Then personally appeared the above-named Bettina Weis who acknowledged the foregoing instrument to be her free act and deed.


                                       Before me,


                                       /s/ Joyce Johnson
                                       ----------------------------------------
                                                 Notary Public

[STAMP]


My Commission expires:

2522W

             THE PRINCIPAL OFFICE OF BFM GOVERNMENT SECURITIES TRUST

                               ONE SEAPORT PLAZA
                               NEW YORK, N.Y.  10292





RESIDENT AGENT


               RICHARD FORD
               C/O C.T. CORPORATION SYSTEM
               TWO OLIVER ST
               BOSTON, MA  02109

                          DECLARATION OF TRUST                        #32618
                          BFM GOVERNMENT SECURITIES TRUST



                                                          365286

                                   $200.00


                                   [STAMP]


                                   /s/ [Illegible]